Exhibit 99.2

The Zontivity Business of Merck & Co., Inc.

Special Purpose Financial Statements (Unaudited)

June 30, 2016 and December 31, 2015

The Zontivity Business of Merck & Co., Inc.

Index

Page(s)

Special Purpose Financial Statements (Unaudited)

Statements of Assets Acquired and Liabilities Assumed June 30, 2016 and December 31, 2015	3

Statements of Revenues and Direct Expenses June 30, 2016 and June 30, 2015	4

Notes to Special Purpose Financial Statements	5

The Zontivity Business of Merck & Co., Inc.

Statements of Assets Acquired and Liabilities Assumed (Unaudited)

($ in Thousands)

	June 30, 2016	December 31, 2015
Assets acquired
Intangible assets, net	$22,026	$23,165
	$22,026	$23,165

The accompanying notes are an integral part of these special purpose financial statements.

The Zontivity Business of Merck & Co., Inc.

Statements of Revenues and Direct Expenses (Unaudited)

($ in Thousands)

	Six Months Ended	Six Months Ended
	June 30, 2016	June 30, 2015
Product Revenues, net	$2,075	$289

Direct Expenses:
Cost of product revenues (exclusive of amortization and impairment shown separately below)	2,937	50,369
Selling, general and administrative	8,220	18,484
Research and development	4,576	9,415
Amortization of intangible assets	1,139	9,525
Impairment of intangible assets	—	289,700
	16,872	377,493

Net Product Revenues less Direct Expenses	$(14,797)	$(377,204)

The accompanying notes are an integral part of these special purpose financial statements.

The Zontivity Business of Merck & Co., Inc.

Notes to the Special Purpose Financial Statements (Unaudited)

1.              Background

On September 6, 2016, Merck & Co., Inc. (“Merck”, the “Company”) entered into an asset purchase agreement (the “Agreement”) with Aralez Pharmaceuticals Trading DAC and Aralez Pharmaceuticals Inc., collectively (“Aralez”) related to the sale of Zontivity (vorapaxar) (the “Zontivity Business”).

Zontivity is an approved therapy shown to inhibit the protease-activated receptor-1 (PAR-1), the primary receptor for thrombin, which is considered to be the most potent activator of platelets. In the U.S., Zontivity is indicated for the reduction of thrombotic cardiovascular events in patients with a history of heart attack (myocardial infarction or MI) or in patients with narrowing of leg arteries, called peripheral arterial disease (PAD), and should be used in combination with daily aspirin and/or clopidogrel according to their indications or standard of care. In Canada, Zontivity co-administered with aspirin with or without clopidogrel, according to their standard of care, is indicated for the reduction of atherothrombotic events in adult high-risk patients with a history of MI.

Pursuant to the Agreement, Aralez acquired the intellectual property (comprised of the copyrights, patents and domain names), regulatory approvals, regulatory documentation, and the promotional materials (marketing and data materials, videos, etc.) for the U.S. and Canadian rights to Zontivity. Merck will retain financial responsibility for any liabilities relating to products sold prior to execution of the Agreement and Aralez will assume financial responsibility for any liabilities for product sold on/after execution of the Agreement.

2.              Basis of Presentation and Allocated Costs

Basis of Presentation

The accompanying Statements of Assets Acquired and Liabilities Assumed as of June 30, 2016 and December 31, 2015 and the related Statements of Revenues and Direct Expenses for the six months ended June 30, 2016 and June 30, 2015 (collectively, the “Special Purpose Financial Statements”) of the Zontivity Business have been prepared for the purpose of supporting Aralez in complying with Rule 3-05 of the U.S. Securities and Exchange Commission’s Regulation S-X. The Special Purpose Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Statements of Assets Acquired and Liabilities Assumed as of June 30, 2016 and December 31, 2015 and the related Special Purpose Statements of Revenues and Direct Expenses for the six months ended June 30, 2016 and 2015 are derived from the historical books and records of Merck and only present the assets acquired and liabilities assumed and the product revenues and direct expenses, including certain allocated expenses, of the Business. Aralez will assume no liabilities with the acquisition of the Zontivity Business. It is impracticable to prepare complete financial statements related to the Zontivity Business for several reasons, including but not limited to: the Zontivity Business was not a separate legal entity of Merck and never operated as a stand-alone business, division or subsidiary; the Zontivity Business relied on shared infrastructure; Merck did not maintain separate sales and marketing or general and administrative support functions; and Merck is unable to objectively allocate certain corporate expenses. These financial statements are not full standalone or full carve-out financial statements nor has Merck ever prepared full standalone or full carve-out financial statements for the Zontivity Business as Merck has never maintained the distinct and separate accounts necessary to prepare such financial statements.

The Zontivity Business of Merck & Co., Inc.

Notes to the Special Purpose Financial Statements (Unaudited)

These Special Purpose Financial Statements have been prepared in accordance with a waiver obtained by Aralez from the U.S. Securities and Exchange Commission to reflect the assets acquired by Aralez as well as all costs directly associated with producing revenues, including a reasonable allocation of expenses, and excludes costs not directly involved in the revenue producing activity, such as corporate overhead, interest and income taxes.

Historically, financial statements have not been prepared for the Zontivity Business as Merck did not maintain separate discrete financial information for the Zontivity Business. Thus, the Special Purpose Financial Statements have been derived from the historical accounting records of Merck and therein reflect significant estimates and assumptions that are not necessarily indicative of the amounts that would have resulted had the Zontivity Business operated as a separate, stand-alone entity. In addition, the Special Purpose Financial Statements may not be indicative of the future results of operations of the Zontivity Business due to the change in ownership and the exclusion of various operating expenses, described herein.

The financial information as of June 30, 2016 and June 30, 2015 and for the six month periods ended June 30, 2016 and June 30, 2015 are unaudited. However, in the opinion of management, such information includes all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of such financial information.

Statement of Revenues and Direct Expenses — These statements reflect the operations of the Zontivity Business in the U.S. and Canada. Direct expenses presented include the cost of product revenues, amortization and impairments of intangible assets, selling, general and administrative, and research and development expenses. Certain expenses include allocations for costs incurred by Merck to the extent these costs are identifiable and directly attributable to the Zontivity Business. Certain Merck expenses and other income, such as corporate overhead, interest income, interest expense, and income taxes have been excluded from the Statement of Revenues and Direct Expenses, as they are not directly associated with the revenue producing activities of the Zontivity Business. Corporate overhead costs include expenses associated with executive management and accounting, treasury and legal support.

Statement of Assets Acquired and Liabilities Assumed — These statements include the assets acquired based on Merck’s historical carrying values. Aralez did not acquire any tangible assets of the Zontivity Business.  Aralez acquired the intellectual property, regulatory approvals, regulatory documentation, and promotional materials for the U.S. and Canadian rights to Zontivity.  The applicable amortization and impairment of intangible assets are presented in the Statement of Revenues and Direct Expenses.

Cash flows — Cash receipts and disbursements relating to the operations of the Zontivity Business are aggregated with the cash activity for Merck’s entire operations. As the Business has historically been managed as part of the operations of Merck and has not been operated as a stand-alone entity, it is not practicable nor does sufficient data exist to prepare information about the operating, investing and financing cash flows of the Business.  As such, a statement of cash flows is not presented.

Going Concern

The Special Purpose Financial Statements have been prepared on the basis of continuity of operations, realization of assets, and the satisfaction of liabilities in the ordinary course of the business. Through September 6, 2016, Merck has primarily funded the operations of the Zontivity Business. The Zontivity Business has incurred losses from its inception through June 30, 2016. The Zontivity Business would not be able to finance its operations without the support of Merck.

The Zontivity Business of Merck & Co., Inc.

Notes to the Special Purpose Financial Statements (Unaudited)

Allocated Costs

Certain costs and expenses presented in these Special Purpose Financial Statements have been allocated by Merck to the Zontivity Business based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method, depending on the nature of the services rendered. Management considers that such allocations have been made on a reasonable basis, but may not necessarily be indicative of the costs that would have been incurred if the Zontivity Business had been operated on a stand-alone basis for the periods presented. In addition, the expenses reflected in the Special Purpose Financial Statements may not be indicative of the related expenses that will be incurred by the Zontivity Business in the future.

Cost of product revenues exclusive of amortization and impairment shown separately (other than standard costs) which are captured and managed within a separate division of Merck, include an allocation for LIFO inventory costs. Inventories are valued at the lower of cost or market. The cost of a substantial majority of domestic pharmaceutical inventory is determined using the last-in, first-out (LIFO) method for financial reporting.

Selling, general and administrative expenses include an allocation for direct selling primarily related to compensation for employees and outside services. The allocation was based on the level of effort intended to be expended by Merck’s cardiovascular sales force relative to the Zontivity Business. The cost to collect and bill accounts receivable were not allocated to the Zontivity Business as such costs would not be significant.

Research and development expenses include an allocation for direct research costs related to compensation for employees and outside services. The allocation was based on the hours reported by the individual performing research and development services related to the Zontivity Business.

The amounts allocated to the Zontivity Business for the periods presented are as follows (in thousands):

	Six Months Ended	Six Months Ended
	June 30, 2016	June 30, 2015

Cost of product revenues	$(2)	$2
Selling, general and administrative	5,025	10,104
Research and development	2,984	6,331

Costs incurred by the Company related to the divestiture of the Zontivity Business, such as employee related costs, audit fees, and legal fees have not been included in these Special Purpose Financial Statements.

3.              Summary of Significant Accounting Policies

Use of estimates — The preparation of these Special Purpose Financial Statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the amounts reported. The estimates and associated assumptions are based on historical experience, complex judgments and various other factors that are believed to be reasonable under the circumstances but are inherently uncertain and unpredictable. Estimates are used in determining such items as provisions for sales discounts and returns and amortizable lives. These estimates and underlying assumptions can affect all elements of these Special Purpose Financial Statements, including but not limited to, allocations of costs and expenses from the Company. Actual results may differ from these estimates.  Also, as discussed in Note 2 (Basis of Presentation and Allocated Costs), these Special Purpose Financial Statements include allocations and estimates that are not necessarily indicative of the amounts that would have resulted if the Business had been operated as a stand-alone entity.

The Zontivity Business of Merck & Co., Inc.

Notes to the Special Purpose Financial Statements (Unaudited)

Revenue Recognition — Revenues from sales of products are recognized when title and risk of loss passes to the customer, typically upon delivery. Recognition of revenue also requires reasonable assurance of collection of sales proceeds and completion of all performance obligations. Sales discounts are issued to customers as direct discounts at the point-of-sale, indirectly through an intermediary wholesaler, known as chargebacks, or indirectly in the form of rebates. Additionally, sales are generally made with a limited right of return under certain conditions. Revenues are recorded net of provisions for sales discounts and returns, which are established at the time of sale.

Selling, general and administrative — Selling, general and administrative costs including advertising and promotion are expensed as incurred. Advertising and promotion expenses are classified within selling, general and administrative expenses.

Intangibles — Intangibles include acquired patents, which were recorded at fair value at their original acquisition date, assigned an estimated useful life, and amortized primarily on a straight-line basis over their estimated useful lives (see Note 4, Intangibles, net). The Company assesses changes in economic, regulatory and legal conditions and makes assumptions regarding estimated future cash flows in evaluating the value of the Company’s intangible assets. The Company periodically evaluates whether current facts or circumstances indicate that the carrying values of its acquired intangibles may not be recoverable. If such circumstances are determined to exist, an estimate of the pretax undiscounted future cash flows of these assets is compared to the carrying value to determine whether an impairment exists. If the asset is determined to be impaired, the loss is measured based on the difference between the carrying value of the intangible asset and its fair value, which is determined based on the net present value of estimated future cash flows.

Research and Development — Research and development costs are expensed as incurred. Nonrefundable advance payments for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made.

Legal Defense Costs — The Company records accruals for legal defense costs expected to be incurred in connection with a loss contingency when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal defense costs are classified within selling, general and administrative expenses.

4.              Intangible assets, net

As of June 30, 2016 and December 31, 2015 the gross and net amounts of intangible assets were (in thousands):

	June 30,	December 31,
	2016	2015
Gross intangible asset	$60,300	$350,000
Less: Accumulated amortization	38,274	37,135
Less: Impairment	—	289,700
Intangible Assets, net	$22,026	$23,165

The Zontivity Business of Merck & Co., Inc.

Notes to the Special Purpose Financial Statements (Unaudited)

Given the lower than expected sales performance, the Company lowered its US and Canada cash flow projections for Zontivity in March 2015. As a result, the Zontivity Business recorded an intangible asset impairment charge of approximately $290 million related to Zontivity during the first quarter of 2015. The Company utilized market participant assumptions and considered several different scenarios to determine the fair value of the intangible asset related to Zontivity that, when compared with its related carrying value, resulted in the impairment charge noted above. The impairment charge is shown solely for purposes of preparing these Special Purpose Financial Statements and reflects the expected cash flows in the U.S. and Canada only.

During the first half of 2015, the Company also recorded an inventory charge, recorded within Cost of Product Revenues, of approximately $50 million related to Zontivity based on updated commercial sales forecasts and inventory levels.

Amortization of intangible assets for the six months ended June 30, 2016 and 2015 was $1.1 million and $9.5 million, respectively.

The estimated aggregate amortization of intangible assets as of June 30, 2016, for each of the five succeeding years and thereafter is as follows:

Estimated
Amortization
For the Years Ending December 31,	Expense
($ in Thousands)
Remainder of 2016	1,139
2017	2,279
2018	2,279
2019	2,279
2020	2,279
Thereafter	11,771
Total amortization expense	22,026

5.              Related Parties

The Zontivity Business has various relationships with the Company, whereby Merck provides services to the Zontivity Business. For each of the periods presented, the Zontivity Business’ operations were integrated with the Company based on a shared services concept, including executive services, finance, information technology, treasury, human resources, corporate governance and operational shared services.

6.              Subsequent Events

Merck has evaluated events and transactions for potential recognition or disclosure through October 26, 2016, the date the Special Purpose Financial Statements were available to be issued. No events or transactions have occurred through such date that requires disclosure, other than those already disclosed, in these Special Purpose Financial Statements.